UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 23, 2012

MPG OFFICE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Item 8.01	Other Events
	Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit 99.1	Press release dated July 26, 2012

Section 8 – Other Events

Item 8.01	Other Events.

On July 23, 2012, MPG Office Trust, Inc. (the “Company”) received notices of redemption from Robert F. Maguire III and related entities requesting the redemption of 3,975,707 operating partnership units. On July 24, 2012, the Company issued 3,975,707 shares of the Company’s common stock in exchange for these units. At Mr. Maguire’s request, the Company issued the common stock to a party not related to Mr. Maguire.

The redemption of these units and subsequent issuance of the common stock to a party not related to Mr. Maguire causes Robert F. Maguire III and related entities to fall below the 50% ownership requirement set forth in his contribution agreement. Therefore, all tax protection in favor of him and related entities, as well as all remaining limited partners, will now expire on June 27, 2013.

Therefore, pursuant to the terms of the contribution agreement, all tax protection relating to the buildings listed below will now expire on June 27, 2013:

Gas Company Tower
US Bank Tower
KPMG Tower
Wells Fargo Tower
Plaza Las Fuentes

As a result of the redemption, the Company now owns approximately 97.6% of MPG Office, L.P., its Operating Partnership.

A copy of a press release dated July 26, 2012 is furnished as Exhibit 99.1 herewith.

The information in this Item 8.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 8.01 and shall not be “filed” for any purpose. Such information shall not be deemed incorporated by reference into any filing, regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1**	Press release dated July 26, 2012
_________

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ PEGGY M. MORETTI
Peggy M. Moretti Executive Vice President, Investor and Public Relations & Chief Administrative Officer

Dated:   As of July 26, 2012